Exhibit 99.2

UDR

UDR, Inc.

Opening doors to the future®

Investor Presentation - Unencumbered Pool Supplement

November 2016



Pacific City – Huntington Beach, CA
Estimated Completion: 1Q 2018
Unencumbered Wholly-Owned



Investor Relations:
Chris Van Ens
720.348.7762

UNENCUMBERED POOL

10.31.2016 Unencumbered Pool Overview	
Unencumbered REO	$7.6 billion
Number of Communities	111
Number of Homes	31,791
Average Age	16 Years
% of Total REO	78%

UNENCUMBERED POOL TRANSFORMATION SINCE 2009

- $4.2B increase in the Unencumbered Pool, concentrated in Core Markets
- 78% of REO Unencumbered today versus 51% in 2009
- Average age reduced to 16 in 2016 from 24 in 2009
- REO/Home increased to $239k per home from $133k per home in 2009

	Unencumbered Pool 4Q 2009				Unencumbered Pool October 2016			
	# of Communities	# of Homes	Average Age (in years)	Unencumbered REO 4Q09 ($M) (1)	# of Communities	# of Homes	Average Age (in years)	Unencumbered REO ($M) (1)
Metropolitan DC	9	2,364	21	$454	18	5,990	13	$1,613
New York, NY	-	-	-	-	4	1,945	11	1,300
Orange County, CA	6	1,332	25	292	10	4,262	12	1,169
San Francisco, CA	9	1,646	30	306	7	1,795	15	662
Seattle, WA	3	739	26	190	11	2,085	14	600
Boston, MA	-	-	-	-	4	1,501	6	506
Baltimore, MD	5	1,074	17	105	10	2,122	22	291
Monterey Peninsula, CA	7	1,565	39	151	9	2,021	39	238
Tampa, FL	9	2,894	24	285	6	2,012	20	225
Orlando, FL	6	1,520	13	136	9	2,500	11	216
Los Angeles, CA	5	760	8	207	2	472	22	208
Dallas, TX	6	1,440	20	222	6	1,377	20	143
Richmond, VA	5	1,285	25	140	3	782	19	122
Nashville, TN	5	1,252	23	92	5	1,226	27	103
Austin, TX	1	250	19	27	3	883	13	89
Other SoCal	3	993	35	152	2	342	25	53
Portland, OR	-	-	20	-	2	476	29	47
Inland Empire, CA	1	420	21	50	-	-	-	-
San Diego, CA	2	573	14	102	-	-	-	-
Other Mid-Atlantic	6	1,132	24	77	-	-	-	-
Norfolk, VA	4	940	37	51	-	-	-	-
Other Florida	7	2,053	16	173	-	-	0	0
Total Unencumbered Pool	**104**	**25,369**	**24**	**$3,383**	**111**	**31,791**	**16**	**$7,584**



100 Pier 4 – Boston, MA
Unencumbered Wholly-Owned



Elements–Bellevue, WA
Unencumbered Wholly-Owned

(1) Defined as undepreciated book value of assets.

UNENCUMBERED POOL

- **$7.6 BILLION UNENCUMBERED REO**

	# of Communities [1]	# of Homes [1]	Average Age (in years)	Annualized YTD NOI ($M) [2]	Unencumbered REO ($M) [3]	% of Total	Portfolio Total REO ($M) [3]
West Region							
Orange County, CA	10	4,262	12	68.9	1,169	85%	1,368
Seattle, WA	11	2,085	14	38.4	600	74%	815
San Francisco, CA	7	1,795	15	58.2	662	100%	662
Los Angeles, CA	2	472	22	11.6	208	44%	476
Monterey Peninsula, CA	9	2,021	39	31.8	238	67%	355
Other SoCal	2	342	25	4.6	53	43%	125
Portland, OR	2	476	29	6.1	47	100%	47
	43	**11,453**	**19**	**$ 219.8**	**$ 2,977**	**77%**	**$ 3,848**
Mid-Atlantic Region							
Metropolitan DC	18	5,990	13	98.2	1,613	75%	2,155
Baltimore, MD	10	2,122	22	25.7	291	100%	291
Richmond, VA	3	782	19	8.9	122	85%	145
	31	**8,894**	**15**	**$ 132.8**	**$ 2,026**	**78%**	**$ 2,591**
Northeast Region							
New York, NY	4	1,945	11	74.1	1,300	100%	1,300
Boston, MA	4	1,501	6	26.6	506	76%	665
	8	**3,446**	**9**	**$ 100.7**	**$ 1,806**	**92%**	**$ 1,965**
Southeast Region							
Tampa, FL	6	2,012	20	20.1	225	92%	244
Orlando, FL	9	2,500	11	23.8	216	100%	216
Nashville, TN	5	1,226	27	11.8	103	51%	200
Other Florida	-	-	-	-	-	0%	83
	20	**5,738**	**17**	**$ 55.8**	**$ 544**	**73%**	**$ 743**
Southwest Region							
Dallas, TX	6	1,377	20	10.6	143	42%	339
Austin, TX	3	883	13	8.1	89	57%	157
	9	**2,260**	**17**	**$ 18.6**	**$ 232**	**47%**	**$ 496**
Unencumbered Total	**111**	**31,791**	**16**	**$ 527.7**	**$ 7,584**	**78%**	**NA**
Portfolio Total	**136**	**42,160**	**17**	**$ 656.6**	**$ 7,584**	**78%**	**$ 9,676**



11,453 Homes
$3.0B REO
2,260 Homes
$232M REO
5,738 Homes
$544M REO
8,894 Homes
$2.0B REO
3,446 Homes
$1.8B REO

(1) Includes the company's in-process, wholly owned development homes as completed (1,101 homes, 2 communities)
(2) YTD annualized as of 10.31.2016.
(3) Defined as undepreciated book value of assets.

UDR®

Investor Relations Contact:

Chris Van Ens
cvanens@udr.com
720.348.7762